UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2020
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500
Dallas	Texas	75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 8, 2020, Pollo Operations, Inc. ("Pollo"), an indirect subsidiary of Fiesta Restaurant Group, Inc. (the "Company"), applied for a loan (the "Pollo Loan") from JPMorgan Chase Bank, N.A. (the "Lender") in the aggregate amount of $5 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and that loan was approved on April 17, 2020. The Pollo Loan is evidenced by a promissory note dated April 8, 2020 (the "Pollo Note"). The Pollo Loan bears interest at a fixed rate of 0.98% per annum, with the first six months of interest deferred from the date of the Pollo Note, has an initial term of two years from the date of the Pollo Note, and is unsecured and guaranteed by the Small Business Administration. The Pollo Note may be prepaid by Pollo at any time prior to maturity with no prepayment penalties. The Pollo Note provides for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The Pollo Loan may be accelerated upon the occurrence of an event of default. The Pollo Loan is eligible for forgiveness in accordance with the terms of the CARES Act. Pollo will use the proceeds from the Pollo Loan solely for payroll costs and related benefits for the period, including recently implemented salary increases for its hourly shift associates.
In light of the recent guidance from the United States Treasury Department and Small Business Administration on April 23, 2020, and given that the application for the Pollo Loan was made prior to the issuance of this guidance, the Company is currently reviewing the application of the guidance and will make a determination as to its plans with respect to the Pollo Loan as well as the loan granted to Texas Taco Cabana, L.P. ("Taco Cabana") as disclosed on the Company's Form 8-K, dated April 14, 2020 (the "TC Loan"). If Pollo and Taco Cabana, respectively, determine it is appropriate to retain the loans, they will use the proceeds from their respective loans solely for payroll costs and related benefits for the period, including recently implemented salary increases for hourly shift associates.
The total amount of each of the Pollo Loan and TC Loan is less than the total payroll costs for each of the respective companies for the intended coverage period.
Additionally, the Company announced that (i) the base salary of the Company's named executive officers and senior executive officers has been reduced in amounts ranging from 20% to 35% for the thirteen (13) week period beginning on April 24, 2020 and (ii) the Company's Board of Directors has declined retainer fees otherwise due to them for their service on the Board for the second fiscal quarter of 2020. The Company expects to use a portion of the proceeds available as a result of the Board of Directors and executive reductions to fund programs benefiting the Pollo Tropical and Taco Cabana restaurant team members.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
Reference is made to the disclosure under Item 1.01 above which is hereby incorporated by reference into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: April 23, 2020

By: /s/ Louis DiPietro
Name: Louis DiPietro
Title: Senior Vice President, Chief Legal Officer, General Counsel and Secretary